UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 1, 2019

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1000 Abernathy Road, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a vote of Security Holders

WestRock Company held its annual meeting of stockholders on February 1, 2019, at which the Company submitted the following matters to a vote of its stockholders:

Votes cast for, against or withheld regarding 13 individuals nominated for election to serve on the Company’s board of directors for a term expiring in 2020 were as follows:

	For	Against	Withheld	Broker Non-Vote
Colleen F. Arnold	202,873,130	303,918	100,847	26,552,244
Timothy J. Bernlohr	195,154,569	8,014,120	109,206	26,552,244
J. Powell Brown	202,463,863	710,053	103,979	26,552,244
Michael E. Campbell	201,904,769	1,266,787	106,339	26,552,244
Terrell K. Crews	202,641,613	528,991	107,291	26,552,244
Russell M. Currey	201,089,363	2,080,539	107,993	26,552,244
John A. Luke, Jr	200,865,690	2,315,050	97,155	26,552,244
Gracia C. Martore	202,014,122	1,167,051	96,722	26,552,244
James E. Nevels	202,543,462	627,179	107,254	26,552,244
Timothy H. Powers	202,054,002	1,114,431	109,462	26,552,244
Steven C. Voorhees	202,869,553	308,938	99,404	26,552,244
Bettina M. Whyte	202,354,366	819,915	103,614	26,552,244
Alan D. Wilson	202,520,981	646,014	110,900	26,552,244

Votes cast for or against, as well as the number of abstentions and broker non-votes regarding each of the matters noted below, were as follows:

	For	Against	Abstain	Broker Non-Vote
Approve an amendment to the Amended and Restated Certificate of Incorporation of WRKCo Inc.	202,546,305	594,806	136,784	26,552,244
Advisory vote on executive compensation	190,472,530	12,578,418	226,947	26,552,244
Ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm of the Company	222,468,625	7,048,811	312,703	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: February 5, 2019	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel
And Secretary